                                                                     Exhibit 4.9

                              AMENDMENT NO. 1 TO
                      STOCKHOLDERS AGREEMENT AND CONSENT
                      ----------------------------------


     This Amendment No. 1 to Stockholders Agreement and Consent (the "Amendment") is entered into as of this 7th day of July, 1998, among Focal Communications Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Stock Purchase Agreement, dated November 27, 1996, by and among the parties hereto (the "Stock Purchase Agreement").

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Stockholders Agreement, dated November 27, 1996, by and among the parties hereto (the "Stockholders Agreement") as provided in paragraph 1 of this Amendment;

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Stock and the Executive Stock, and

     WHEREAS, the Stockholders wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement and the Stockholders Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1. Amendment to Stockholders Agreement. Pursuant to Section 9 of the Stockholders Agreement, clause (i) of the first sentence of Section 3(b) of the Stockholders Agreement is hereby amended and restated to read in its entirety as follows:

               "by will or pursuant to applicable laws of descent and distribution,"

          and the last sentence of Section 3(b) of the Stockholders Agreement is hereby amended and restated to read in its entirety as follows:

          "A Stockholder's "Family Group" means (i) persons related to such Stockholder by blood, marriage or adoption, (ii) any trust solely for the benefit of such Stockholder and/or the persons described in clause (i), and
     (iii) any limited partnership; limited liability company, limited liability partnership or similar entity all of the equity interests of which are held by such Stockholder and/or persons described in clause (i) and/or clause
     (ii)."

     2. Consent. For all purposes of the Stock Purchase Agreement (including, without limitation, Section 4C(xii) and 4E thereof), each of the Stockholders consents to the amendment set forth in paragraph 1 of this Amendment.

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       MADISON DEARBORN CAPITAL
--------------------------------       PARTNERS, L.P.
    Brian F. Addy                      By: Madison Dearborn Partners, Its
                                           General Partner
                                       By: Madison Dearborn Partners, Inc., its
                                           General Partner


                                       By:
--------------------------------           -------------------------------------
    John R. Barnicle                   Its:
                                            ------------------------------------

                                       By:
--------------------------------           -------------------------------------
    Joseph Beatty                      Its:
                                            ------------------------------------


                        .              BATTERY VENTURES III, L.P.
--------------------------------       By:  Battery Partners III, L.P., its
    Robert C. Taylor, Jr.                   General Partner

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       FOCAL COMMUNICATIONS CORPORATION

                                       By: /s/ Robert C. Taylor, Jr.
                                           -------------------------------------
                                       Its: President
                                            ------------------------------------

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                              MADISON DEARBORN CAPITAL
----------------------------  PARTNERS, L.P.
Brian F. Addy                 By: Madison Dearborn Partners, its General Partner
                              By: Madison Dearborn Partners, Inc., its General
                                  Partner


                             By:     xxxxxxx
---------------------------      ----------------------------
John R. Barnicle             Its: VP
                                 ----------------------------


                             By:
---------------------------      ----------------------------
Joseph Beatty                Its:
                                 ----------------------------


                             BATTERY VENTURES III, L.P.
--------------------------- By: Battery Ventures III, L.P., its General Partner Robert C. Taylor, Jr.

                             By:
                                 ----------------------------
                             Its:
                                 ----------------------------

                             FRONTENAC COMPANY


                             By:
                                 ----------------------------
                             Its:
                                 ----------------------------


                             FOCAL COMMUNICATIONS CORPORATION


                             By:
                                 ----------------------------
                             Its:
                                 ----------------------------

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       MADISON DEARBORN CAPITAL
--------------------------------       PARTNERS, L.P.
    Brian F. Addy                      By: Madison Dearborn Partners, Its
                                           General Partner
                                       By: Madison Dearborn Partners, Inc., its
                                           General Partner


                                       By:
--------------------------------           -------------------------------------
    John R. Barnicle                   Its:
                                            ------------------------------------

                                       By:
--------------------------------           -------------------------------------
    Joseph Beatty                      Its:
                                            ------------------------------------


                                       BATTERY VENTURES III, L.P.
--------------------------------       By:  Battery Partners III, L.P., its
    Robert C. Taylor, Jr.                   General Partner

                                       By:  Nuli Fruli
                                           -------------------------------------
                                       Its: Managing Partner
                                            ------------------------------------


                                       FOCAL COMMUNICATIONS CORPORATION

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       MADISON DEARBORN CAPITAL
--------------------------------       PARTNERS, L.P.
    Brian F. Addy                      By: Madison Dearborn Partners, Its
                                           General Partner
                                       By: Madison Dearborn Partners, Inc., its
                                           General Partner


                                       By:
--------------------------------           -------------------------------------
    John R. Barnicle                   Its:
                                            ------------------------------------

                                       By:
--------------------------------           -------------------------------------
    Joseph Beatty                      Its:
                                            ------------------------------------


                                       BATTERY VENTURES III, L.P.
--------------------------------       By:  Battery Partners III, L.P., its
    Robert C. Taylor, Jr.                   General Partner

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                                       FRONTENAC COMPANY

                                       By:  James E. Crawford
                                           -------------------------------------
                                       Its: General Parnter
                                           -------------------------------------

                                       FOCAL COMMUNICATIONS CORPORATION

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------

                1998 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS OF
                       FOCAL COMMUNICATIONS CORPORATION

                            PARTICIPATION AGREEMENT
                            -----------------------

          This Participation Agreement ("Participation Agreement") between the undersigned Non-Employee Director, __________________ ("Director"), and Focal Communications Corporation (the "Company") is for the Fiscal Year (as hereinafter defined) commencing January 1, 199__, and is subject to all of the terms and conditions of the 1998 Equity Plan for Non-Employee Directors of Focal Communications Corporation (the "Plan"). Capitalized terms not defined herein have the meanings set forth in the Plan.

          1.   Election of Voluntary Shares.  Pursuant to the Plan, Director may
               ----------------------------
elect to receive up to 100 percent of his or her Retainer and/or Meeting Fees from the Company in the form of shares of Common Stock by filing a Participation Agreement in the form hereof on or before the beginning of the Company's Fiscal Year (as hereinafter defined) (or such other date as may be specified by the Board). The Director hereby elects to receive (a) _______% of his or her Retainer, and (b) _______% of his or her Meeting Fees, in the form of Common Stock in lieu of a cash payment ("Voluntary Shares") in accordance with the terms of the Plan and as indicated in this Section 1. This election to receive Voluntary Shares will be effective for the period beginning on January 1 of such year and ending on the December 31 of such year (a "Fiscal Year"). Except as the Board may otherwise provide, this election to receive Voluntary Shares is a one-time election for the applicable Fiscal Year and, unless Director revokes or changes such election by filing a new Participation Agreement by the due date specified above, shall apply to each subsequent Fiscal Year. Once an election has been terminated, another election may not be made effective until the commencement of the next subsequent full Fiscal Year unless the Board has otherwise provided.

     2.   Payment of Voluntary Shares.  No later than ten (10) days following
          ---------------------------
the end of an Accounting Period (as defined in the Plan) (the "Issuance Date"), the Company shall issue to Director a number of Voluntary Shares for the prior Accounting Period equal to (i) the amount of Director's Retainer and Meeting Fees for such Accounting Period that Director has elected to receive as Voluntary Shares divided by (ii) the Market Value per Share on the last day of such Accounting Period (the "Valuation Date"). If the foregoing formula would result in the issuance of fractional shares of Common Stock, any such fractional shares shall be disregarded, and the remaining amount of the Retainer shall be paid in cash. The Company shall pay any and all fees and commissions incurred in connection with the payment of Voluntary Shares to Director.

          3.   Director Acknowledgment and Signature.  Director understands that
               -------------------------------------
participation in the Plan is subject to the terms and conditions contained in the Plan.

          IN WITNESS WHEREOF, Director has executed this Participation Agreement on the ______ day of _______________________, 199___.


                                   DIRECTOR


                                   _____________________________________________
                                                     Signature



          Received and accepted by the Secretary of Focal Communications Corporation this day of __________, 199___.


                                   _____________________________________________
                                          Signature of the Secretary of
                                          Focal Communications Corporation

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